SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-WATTS INDUSTRIES A

          GAMCO INVESTORS, INC.
                                11/16/99           30,000            14.8760
                                11/16/99            2,000            14.5000
                                11/15/99           20,000            14.4544
                                11/15/99              200            14.3750
                                11/12/99            4,400            14.1250
                                11/12/99           20,000            14.3375
                                11/12/99           35,700            14.1406
                                11/11/99            1,400            14.1250
                                11/11/99            7,100            14.2500
          GABELLI FUNDS, LLC.
               THE GABELLI ASSET FUND
                                11/12/99           50,000            13.8625















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.